SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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ENCORE WIRE CORPORATION

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL
PROPOSAL ONE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL TWO
PROPOSAL THREE
STOCKHOLDER PROPOSALS AND OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
OTHER BUSINESS
ANNEX A
ENCORE WIRE CORPORATION
1410 Millwood Road
McKinney, Texas 75069
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 2, 2006
NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the “Company”) will be held on Tuesday, May 2, 2006, at 9:00 a.m., local time, at the Eldorado Country Club, 2604 Country Club Drive, McKinney, Texas, 75069, for the following purposes:
(1)	To elect a Board of Directors for the ensuing year;

(2)	To consider and vote upon a proposal to amend the Company’s 1999 Stock Option Plan (the “Plan”) to increase from 900,000 to 1,200,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan;

(3)	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on March 3, 2006 are entitled to notice of and to vote at the meeting or any adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s 2005 Annual Report, containing a record of the Company’s activities and consolidated financial statements for the year ended December 31, 2005, is also enclosed.

Dated: March 31, 2006.

By Order of the Board of Directors

FRANK J. BILBAN
Secretary

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

ENCORE WIRE CORPORATION
1410 Millwood Road
McKinney, Texas 75069
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 2, 2006
GENERAL
The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 31, 2006.
The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.
Proxies
Shares entitled to vote and represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposals set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.
Voting Procedures and Tabulation
The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.
The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to amend the Company’s 1999 Stock Option Plan and the proposal to ratify the appointment of the auditors. A majority of the Common Stock outstanding and entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum. Directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote thereat. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present. The proposals to amend the Company’s 1999 Stock Option Plan and approve the appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to the proposals to amend the Company’s 1999 Stock Option Plan and approve the appointment of auditors will therefore effectively count as a vote against such proposals. A broker non-vote or other limited proxy as to the proposals to amend the Company’s 1999 Stock Option Plan and to approve the auditors will be counted towards a meeting quorum, but such broker non-vote cannot be voted on such proposals and therefore will not be considered a part of the voting power with respect to such proposals. This has the effect of reducing the number of shares required to be voted in favor of the proposals in order to approve such proposals.

Voting Securities
The only voting security of the Company outstanding is its Common Stock, par value $0.01 per share. Only the holders of record of Common Stock at the close of business on March 3, 2006, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 23,241,853 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.
PROPOSAL ONE
ELECTION OF DIRECTORS
The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of five directors, and the Board of Directors has fixed at seven the number of directors that will constitute the full Board of Directors at the time of the 2006 annual meeting of stockholders. At the meeting, seven directors will be elected. Vincent A. Rego, Chairman of the Board and co-founder of the Company, will not stand for re-election as a director of the Company at the 2006 annual meeting of stockholders. Mr. Rego, age 82, is recovering from a stroke he suffered in May 2005. On February 20, 2006, the Board of Directors designated Mr. Rego the Chairman Emeritus of the Company, an honorary, lifetime position granting Mr. Rego the right to attend and observe all meetings of the Board.
Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of Encore from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Joseph M. Brito, age 83, Director since October 1997.	Mr. Brito has been President of C.B. Utility Co., C. Brito Construction Co. and Brito Enterprises, Inc., public utility contracting firms, for more than ten years. Mr. Brito is also a general partner of Tupelo Realty and Brito Associates, real estate development companies, and an officer of 1776 Liquors, Ltd. of Bristol, a liquor retailer. Mr. Brito has also served on the regional advisory board of Fleet National Bank, as regional Vice President of the National Utility Contractors Association and as Administrative Vice President of the Rhode Island Contractors Association.

Donald E. Courtney, age 75, Director since 1989.	Mr. Courtney has been President and Chairman of the Board of Directors of Investech, Ltd., which is a private importing firm, since 1994. Mr. Courtney is also currently Chairman of Tempo Lighting, Inc. and Chairman of MDinTouch, Inc.

Thomas L. Cunningham, age 62, Director since May 2003.	Mr. Cunningham has been self-employed as a Certified Public Accountant since January 1997 and for other earlier interim periods in 1991-92. As part of his CPA practice, Mr. Cunningham is currently licensed as a financial advisor under NASD Series 24 and 7 by H. D. Vest Financial Services, a nonbank subsidiary of Wells Fargo. From 1993 through 1996, Mr. Cunningham worked as a senior equity research analyst covering special situations with William K. Woodruff Incorporated and Rauscher Pierce Refsnes Inc. (now RBC Dain Rauscher). Mr. Cunningham served over 28 years at Ernst & Young LLP (and predecessor firms) where he withdrew as a partner in September 1991. Mr. Cunningham also serves as a director and is Chairman of the Audit Committee of HealthAxis, Inc., and from December 1991 through October 2003 was a director and Chairman of the Audit Committee of Bluebonnet Savings Bank FSB, Dallas, Texas. Bluebonnet was liquidated as a profitable savings bank in October 2003.

Daniel L. Jones, age 42, Director since May 1994.	Mr. Jones has held the title of President and Chief Executive Officer of the Company since February 2006, however he has been performing the duties of the Chief Executive Officer in an interim capacity since May 2005. From May 1998 until February 2006, Mr. Jones was President and Chief Operating Officer of the Company. He previously held the positions of Chief Operating Officer from October 1997 until May 1998, Executive Vice President from May 1997 to October 1997, Vice President-Sales and Marketing of Encore from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989.

William R. Thomas, age 77, Director since 1989.	Mr. Thomas has been President since 1980 and Chairman of the Board since 1982 of Capital Southwest Corporation, a publicly owned venture capital investment firm. Mr. Thomas is currently a director of Alamo Group, Inc. which provides mowing equipment for agricultural, commercial and governmental users, and Palm Harbor Homes, Inc., a manufactured housing company.

Scott D. Weaver, age 47, Director since May 2002.	Mr. Weaver has been the Chief Administrative Officer of Western Refining Company, a public refining and marketing company located in El Paso, Texas since August 2005. From June 2000 to August 2005, Mr. Weaver served as Chief Financial Officer of Western Refining. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of the Company. Prior to 1993, Mr. Weaver was responsible for the financial oversight of assisted acquisitions of certain failed savings and loan institutions as an employee of Federal Depository Insurance Corporation, served as the Vice President-Finance of 2M Companies, a Dallas investment company and was employed by the public accounting firm of Ernst & Young LLP.

John H. Wilson, age 63, Director from 1989 until May 1993 and since May 1994.	Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983 and served as President of Whitehall Corporation from May 1995 to July 1998. Mr. Wilson is currently a director of Capital Southwest Corporation, Xponential, Inc., a retail finance company and Palm Harbor Homes, Inc., a manufactured housing company.
There are no family relationships between any of the nominees or between any of the nominees and any executive officer of the Company. Mr. Thomas and Mr. Wilson were originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.
In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of

Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com, and is incorporated herein by reference.
The Board has determined that Thomas L. Cunningham, Scott D. Weaver and John H. Wilson are the “audit committee financial experts” of the Company, as defined in the rules established by the National Association of Securities Dealers, Inc. (the “NASD”) and the Securities and Exchange Commission (the “SEC”).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE
CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Board Independence
The Board has determined that each of the current directors standing for election, except the President and Chief Executive Officer, Daniel L. Jones, and Donald E. Courtney, is “independent” as defined by Rule 4200(a)(15) of the listing standards of the NASD. Furthermore, the Board has determined that each of the current members of each of the committees of the Board of Directors is “independent” within the rules set forth in the listing standards of the NASD.
Board Structure and Committee Composition
As of the date of this proxy statement, the Board has eight directors and the following three committees: Audit, Compensation, and Nominating and Corporate Governance. The membership and function of each committee is described below. Each of the committees operates under a written charter adopted by the Board of Directors. A copy of each charter is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com.
During the Company’s fiscal year ended December 31, 2005, the Board of Directors held a total of five meetings. Each director, with the exception of Vincent A. Rego, attended at least 75% of the aggregate of such meetings held during the period in which such director served and the meetings held by all committees on which such director served. Following his stroke in May 2005, Mr. Rego was unable to attend meetings of the Board of Directors due to health reasons. Mr. Rego did not serve on any committees during 2005. Directors are encouraged to attend annual meetings of the stockholders of the Company.
Audit Committee
The current members of the Audit Committee are Scott D. Weaver (Chairman), Thomas L. Cunningham, and John H. Wilson, each of whom meet the independence requirements of the applicable NASDAQ and SEC rules. The members of the Audit Committee during fiscal year 2005 were Scott D. Weaver (Chairman), Thomas L. Cunningham, and John H. Wilson. The Audit Committee met nine times during 2005. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A complete description of the Audit Committee’s responsibilities is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com. The Audit Committee Charter was included as an exhibit to the Company’s proxy statement for the year ended December 31, 2003.
Compensation Committee
The current members of the Compensation Committee are William R. Thomas (Chairman), Joseph M. Brito and John H. Wilson. The members of the Compensation Committee during fiscal year 2005 were William R. Thomas (Chairman), Joseph M. Brito, and John H. Wilson. The Compensation Committee met two times during 2005. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company’s stock option plans and all other compensation and benefit policies, practices and plans of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in the Compensation Committee Charter, which is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are John H. Wilson (Chairman), Joseph M. Brito, and William R. Thomas. The members of the Nominating and Corporate Governance Committee during fiscal year 2005 were John H. Wilson (Chairman), Joseph M. Brito, and William R. Thomas. The Nominating and Corporate Governance Committee met once in 2005. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review, and recommends director nominees to the Board. A complete description of the Nominating and Corporate Governance Committee’s responsibilities is set forth in the Nominating and Corporate Governance Committee Charter, which is available under the “Investor Relations – Corporate Governance” section of the Company’s website at http://www.encorewire.com, and is incorporated herein by reference.
Consideration of Director Nominees
Stockholder nominees
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Nominating and Corporate Governance Committee
c/o Corporate Secretary
Encore Wire Corporation
1410 Millwood Road
McKinney, Texas 75069
Director Qualifications
The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on Encore’s Board. Among the qualifications provided by the criteria, members should be of the highest ethical character and share the values of the Company. Directors should have reputations consistent with the image and reputation of Encore and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Directors should also be active or former senior executive officers of public or significant private companies or leaders in various industries, including the electrical wire and cable industry. Directors should also have the ability to exercise sound business judgment.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and

Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.
Stockholder Communications with the Board
The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board c/o Corporate Secretary, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.
Report of the Audit Committee
To the Stockholders of Encore Wire Corporation:
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process including the Company’s system of internal controls, and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61. The Audit Committee has also discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with management during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. The Audit Committee held nine meetings during fiscal year 2005.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.

AUDIT COMMITTEE

Scott D. Weaver, Chairman
John H. Wilson
Thomas L. Cunningham
The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the “Securities Act”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS
The following table sets forth, as of March 3, 2006, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. The table and accompanying footnotes reflect the August 2004 3-for-2 stock split.

	Common Stock

	Beneficially Owned (1)

Name	Number of		Percent of
	Shares		Class
Directors and Nominees for Director

Joseph M. Brito	37,575		0.16%

Donald E. Courtney	295,143		1.27%

Thomas L. Cunningham	20,001		0.09%

Daniel L. Jones	407,466	(2)	1.73%

Vincent A. Rego	1,441,104	(3)	6.20%

William R. Thomas	–	(4)	–

Scott D. Weaver	37,500		0.16%

John H. Wilson	–	(4)	–

Named Executive Officer (excluding directors and nominees named above)

Frank J. Bilban	95,156	(5)	0.41%

All Directors and Executive Officers as a group (9 persons)	2,333,945	(6)	9.66%

Beneficial Owners of More than 5% (excluding persons named above)

Capital Southwest Corporation	4,086,750	(7)	17.58%

(1)	Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2)	Includes 267,000 shares of Common Stock subject to stock options that are exercisable within 60 days, 10,125 shares of Common Stock owned by Mr. Jones’ spouse and 337 shares owned for the benefit of Mr. Jones’ minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(3)	Includes 1,055,477 shares of Common Stock held by Dorvin Partners, L.P., a family limited partnership. The general partner of Dorvin Partners, L.P. is a trust, and its limited partners are eight separate family trusts for the benefit of Mr. Rego’s two sons. Mr. Rego serves as trustee for the general partner trust and is a co-trustee of four of the limited partnership trusts. Mr. Rego has sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of all 1,055,477 shares of Common Stock held by Dorvin Partners.

(4)	William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation. As indicated in the table, Capital Southwest Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the 4,086,750 shares of Common Stock beneficially owned by Capital Southwest Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(5)	Includes 57,000 shares of Common Stock subject to stock options that are exercisable within 60 days.

(6)	Includes an aggregate of 324,000 shares of Common Stock that directors and executive officers have the right to acquire within 60 days pursuant to the exercise of stock options, but does not include 4,086,750 shares beneficially owned by Capital Southwest Corporation as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation because Mr. Thomas and Mr. Wilson disclaim beneficial ownership of such shares.

(7)	As reported in a Schedule 13D filed October 9, 1998 with the SEC by Capital Southwest Corporation showing its beneficial ownership of Company stock, including 2,774,250 shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.
     The respective addresses of the holders of more than five percent of the Common Stock of the Company are as follows: Capital Southwest Corporation, 12900 Preston Road, Dallas, Texas 75230; and Vincent A. Rego, 1410 Millwood Road, McKinney, Texas 75069.
EXECUTIVE COMPENSATION
The Compensation Committee Report appearing below and the information presented herein under the caption “Executive Compensation — Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act.
Report of the Compensation Committee on Executive Compensation
To the Stockholders of Encore Wire Corporation:
The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the compensation program for executive officers and certain key employees of the Company and makes all related decisions. The Compensation Committee also administers the Company’s employee stock option plans, based on the recommendation of the Chief Executive Officer, and grants stock options to employees of the Company under such plans.
The goals of the Company’s compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the long-term success of the Company. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee’s perception of each executive’s contribution to both past performance and the long-term growth potential of the Company. The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options.
In setting the base salaries for the executive officers and certain key employees, including the Chief Executive Officer, the Compensation Committee considers individual contributions to the Company’s performance, length of tenure with the Company, internal equities among positions and compensation levels for comparable positions in companies of similar types and sizes.
From time to time, the Compensation Committee grants stock options under the Company’s amended 1999 Stock Option Plan to executive officers and key employees to align their long-term interests with those of the Company’s stockholders. During 2005, no executive officers received any stock option grants.

At December 31, 2005, unexercised options covering 639,825 shares were outstanding under the 1989 Stock Option Plan and the amended 1999 Stock Option Plan combined, and 47,800 shares remained available for future stock option grants under the amended 1999 Stock Option Plan.
On February 20, 2006, the Company’s Board of Directors adopted an amendment to the 1999 Stock Option Plan to increase from 900,000 to 1,200,000 (after adjustment for the August 2004 3-for-2 stock split) the aggregate number of shares of Common Stock reserved for issuance thereunder. At the time of the adoption of the amendment, only 47,800 shares of Common Stock remained available for future awards under the 1999 Stock Option Plan. This amendment to the 1999 Stock Option Plan is subject to stockholder approval.
Stock options are granted at exercise prices not less than the fair market value on the date of the grant and thus will have no value unless the value of the Company’s Common Stock appreciates. The Compensation Committee believes that stock options provide a significant incentive for the option holders to enhance the value of the Company’s Common Stock by continually improving the Company’s performance.
Vincent A. Rego served as the Company’s Chief Executive Officer until his stroke in May 2005. Mr. Rego received a base salary for the year of $500,000. Until his stroke in May 2005, Mr. Rego had served as the Company’s Chief Executive Officer since 1997.
Mr. Jones, who served as President and Chief Operating Officer of the Company during 2005, assumed the duties of Chief Executive Officer of the Company following Mr. Rego’s stroke and received a base salary for the year of $400,000. In addition, Mr. Jones received a bonus of $350,000.
The Compensation Committee used the executive compensation practices described above in determining the 2005 salary levels for Mr. Rego and Mr. Jones.

COMPENSATION COMMITTEE

William R. Thomas, Chairman
Joseph M. Brito
John H. Wilson

Summary Compensation
The following table sets forth summary information regarding the compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the other executive officers in 2005 for the years indicated.
SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
Annual Compensation					Awards
				Other	Securities
Name and				Annual	Underlying
Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options(#)
Vincent A. Rego	2005	500,000	–	9,679	–
Chairman and Chief	2004	500,000	250,000	12,521	–
Executive Officer*	2003	350,000	250,000	7,999	–
Daniel L. Jones	2005	400,000	350,000	36,675	–
President and Chief	2004	400,000	250,000	31,413	–
Operating Officer*	2003	250,000	250,000	26,713	–
Frank J. Bilban	2005	180,000	100,000	19,682	–
Vice President -	2004	180,000	70,000	14,198	–
Finance, Treasurer	2003	160,000	70,000	10,254	–
and Secretary

* Vincent A. Rego served as Chief Executive Officer of the Company until his stroke in May 2005, at which time Daniel L. Jones assumed the duties of Chief Executive Officer.

Defined Benefit Plans and Other Arrangements
In consideration of the past services of Vincent A. Rego to the Corporation since its inception and as compensation for Mr. Rego’s future services as a consultant to, and as Chairman Emeritus of, the Corporation, the Board, at a special meeting of the Board of Directors held on February 20, 2006, established Mr. Rego’s compensation for the period commencing March 1, 2006 and ending December 31, 2006 at $15,000 per month, or an aggregate of $150,000, payable in accordance with the payroll practices of the Corporation.
The Board also determined at such special meeting that the existing annual salary of $500,000 being paid by the Corporation to Mr. Rego be terminated effective February 28, 2006.
Other than the arrangement described above with Mr. Rego, the Company has no defined benefit plans and has not entered into any compensation agreements or arrangements with respect to any of its executive officers.
Option Grants
No Common Stock options were granted to any named executive officer during 2005.

Option Exercises and Year-End Values
The following table summarizes the number and value of options exercised during 2005, as well as the number and value of unexercised options, as of December 31, 2005, held by each of the named executive officers.
Aggregated Option Exercises in 2005 and December 31, 2005 Option Value

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			FY-End (#)	FY-End ($) (1)
	Shares Acquired		Exercisable/	Exercisable/
Name	On Exercise (#)	Value Realized ($)	Unexercisable	Unexercisable
Vincent A. Rego	–	–	0 shares /	$0/
			0 shares	0

Daniel L. Jones			267,000 shares/	$4,583,980/
			22,500 shares	$338,850

Frank J. Bilban			57,000 shares/	$955,070/
			15,000 shares	$338,850

(1)	The closing sales price per share on December 31, 2005 was $22.76 as reported by the National Association of Securities Dealers Automated Quotation System.
The section entitled “Equity Compensation Plan Information” appearing in Item 5. of the Company’s Form 10-K for the year ending December 31, 2005, sets forth certain information with respect to the Company’s equity compensation plan and is incorporated herein by reference.
Compensation of Directors
Directors do not receive fees for serving on the Board of Directors or any committee thereof. The Company does, however, reimburse directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during fiscal year 2005 were William R. Thomas, John H. Wilson, and Joseph M. Brito. None of the members of the Compensation Committee was an officer or employee of the Company in the past fiscal year. None of the members has ever served as an officer of the Company.
Certain Relationships and Related Transactions
The Company uses H & A Trucking for a minor percentage of its freight services. H & A is one of many freight carriers the Company does business with. H & A Trucking is wholly-owned by the mother of Daniel L. Jones, a nominee for Director and the Company’s President and Chief Executive Officer. The Audit Committee of the Board of Directors has approved the continued use of the transportation services of H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2005, the Company paid H & A Trucking approximately $266,000 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.

The Company buys reels on which wire is wound, from Lone Star Reel Corporation as well as other reel suppliers. Reels of various types are used by the Company to wind both in process and finished wire. Lone Star Reel is 40% owned by the son-in-law of Donald E. Courtney, a nominee for Director. This same ownership group owns Aegis Pallet, which sell pallets to the Company. The Company buys pallets from several suppliers, including Aegis Pallet. The Audit Committee of the Board of Directors has approved the continued use of Lone Star Reel and Aegis Pallet as suppliers subject to continued determinations that any and all such purchases are at prices no less favorable than are available from non-affiliated parties. During the year ended December 31, 2005, the Company paid Lone Star Reel approximately $5,623,000, and Aegis Pallet approximately $948,000.
Performance Graph
The following graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company’s Common Stock, the Peer Group1 and CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies).
The Company believes that although the companies included in the Peer Group are not entirely representative of the Company’s business in the building wire and cable industry, they are the only companies available that are representative of the Company’s business, and they accurately reflect the Company’s peers in the wire and cable industry.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, PEER GROUP AND CRSP TOTAL RETURN INDEX
FOR THE NASDAQ STOCK MARKET (U.S.)
CRSP Total Returns Index for: 12/00 12/01 12/02 12/03 12/04 12/05 Encore Wire Corporation 100.00 208.2 155.7 307.1 344.0 587.4 Nasdaq Stock Market (US Companies) 100.00 79.3 54.8 82.0 89.2 91.1 Self-Determined Peer Group (1) 100.00 133.2 66.9 106.0 134.2 156.4

(1)	Consists of the following companies, with each company being added to the index on its first date of public trading, as indicated: General Cable Corporation (5/16/97), Belden CDT Inc. (9/30/93) and Superior Essex Inc. (10/11/96). These are the same companies that were used in the Total Return Index last year.

PROPOSAL TWO
AMENDMENT TO 1999 STOCK OPTION PLAN
General
     The Encore Wire Corporation 1999 Stock Option Plan (the “Plan”) was adopted by the Board of Directors of the Company on June 28, 1999. The Plan was amended, effective October 24, 2001, to (i) increase from 300,000 to 600,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan and (ii) make certain technical changes in the Plan to conform to the requirements of the Internal Revenue Code as currently in effect (the “Code”). It should be noted that after giving effect to the August 2004 3-for-2 stock split, the aggregate number of shares of Common Stock available for issuance under the Plan is 900,000.
     On February 20, 2006, the Board of Directors adopted resolutions to approve the continuance of the Plan and further amend the Plan to increase from 900,000 to 1,200,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan. This amendment to the Plan requires stockholder approval. A copy of the Plan, as amended by the Board of Directors in February, 2006, is attached hereto as Annex A.
     The Company’s stockholders are being asked to approve the amendment to increase the maximum number of shares of Common Stock authorized for issuance under the Plan.
Reasons and Principal Effects of the Proposal
     As of December 31, 2005, there were outstanding stock options under the Plan covering 639,825 shares of Common Stock held by 39 people and only 47,800 shares of Common Stock remained available for future awards under the Plan.
     The Board of Directors adopted the share increase amendment to ensure that the Company has adequate shares of Common Stock available under the Plan to provide eligible employees with an opportunity to acquire a proprietary interest in the Company. The Company believes that the Plan is an essential element of a competitive compensation package and is an important factor in the Company’s ability to attract and retain key employees. If the share purchase amendment is adopted, the Company will have shares available for stock options for future awards.
Future Plan Awards
     Because future awards of stock options covering the 47,800 shares of Common Stock (and any unpurchased shares of Common Stock formerly covered by a stock option that has expired or terminated) under the Plan as amended will be based upon prospective factors, including the nature of services to be rendered by executive officers and other employees of the Company or its affiliates and their potential contributions to the success of the Company, actual future awards cannot be determined at this time.
Summary of the Plan
A copy of the Plan as amended is attached to this Proxy Statement as Annex A. The following summary of the Plan is qualified in its entirety by reference thereto.
Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected employees of the Company and its affiliates and giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.
Administration. The Plan provides for administration by the Compensation Committee of the Board (the “Committee”), provided that each member of the Committee must be both a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Treasury

Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code. Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select eligible persons to receive options under the Plan and determine the form and amount and other terms and conditions of such options. Notwithstanding the authority delegated to the Committee to grant options to employees under the Plan, the Board also has full authority, subject to the express provisions of the Plan, to grant options to employees, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of options granted to employees under the Plan and the form of option agreements evidencing options granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that the Board may not grant an option to any officer (as defined in Rule 16b-3) of the Company or to any employee who is also a member of the Board or to any “covered employee” within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such option.
Eligibility for Participation. All regular salaried employees of the Company and its subsidiaries, including employees who are also directors of the Company, are eligible to be selected to participate in the Plan. The selection of employees is within the discretion of the Committee. In making this selection, the Committee and the Board may give consideration to the functions and responsibilities of the participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. No employee is entitled to receive an option unless selected by the Committee. As of December 31, 2005, the Company and its subsidiaries had a total of 71 regular salaried employees.
Stock Options. The Committee or the Board may, in its discretion, designate any option granted as an incentive stock option intended to qualify under Section 422 of the Code. All options shall be subject to the terms, conditions, restrictions and limitations of the Plan, except that the Committee or the Board may, in its sole judgment, subject any option to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the Plan.
The Committee or the Board will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Common Stock on the date of the option’s grant. The term of each option shall be as specified by the Committee or the Board, provided that, unless a shorter term is otherwise designated by the Committee or the Board, no option shall be exercisable later than ten years from the date of the option’s grant. Notwithstanding the foregoing, the exercise price per share of Common Stock and the exercise period under any incentive stock option granted to an optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate shall be at least 110% of the fair market value per share of Common Stock at the date of grant and no longer than five years from the date of grant, respectively.
Available Shares. The maximum number of shares of Common Stock that shall be available for grant of options under the amended Plan shall not exceed 1,200,000, subject to adjustment in accordance with the provisions of the Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated option shall be available for purposes of the Plan. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one employee during a calendar year is 100,000.
In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which options may be granted under the Plan and the maximum number of shares as to which an option or options may be granted to any one optionee during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such option shall be increased or decreased proportionately and the purchase price per shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the Plan. These adjustments shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
Amendment. The Board may alter or amend the amended Plan but may not, without the approval of the stockholders of the Company, make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock for which options may be granted under the Plan, (iii) increase the total number of shares of Common Stock for which options may be granted under the Plan to any one employee during a calendar year, (iv) extend the term of the Plan or the maximum exercise period, (v) decrease the minimum purchase price, or (vi) materially modify the requirements as to eligibility for participation in the Plan.
Effectiveness. The original Plan became effective as of June 28, 1999, and the amended Plan became effective as of October 24, 2001. The most recent amendment to the Plan will become effective as of February 20, 2006, the date of its adoption by the Board, when it has been duly approved by the holders of the shares of Common Stock within twelve months after the date of adoption of the amended Plan by the Board. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from June 28, 1999, except with respect to outstanding options.
United States Federal Income Tax Consequences
The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and such consequences may be either more or less favorable than those described below depending on an employee’s particular circumstances.
Incentive Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the incentive option, the optionee will recognize long-term capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.
The excess of the fair market value of shares received upon the exercise of an incentive option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.
The Company is not entitled to a deduction upon the exercise of an incentive option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, the Company may however, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.
Nonqualified Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.
The basis of shares transferred to an optionee pursuant to exercise of a nonqualified option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.
Limitations on Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to the officers for the year exceeds $1 million, unless the compensation is performance-based, is approved by the Company’s stockholders and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by the Committee; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Plan has been designed to enable awards of options granted by the Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.
In addition, Section 280G of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Generally, excess parachute payments arise from certain payments made to disqualified individuals which are in the nature of compensation and are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, stockholders or highly-compensated individuals. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the Company could result in excess parachute payments. In addition to the deduction limitation applicable to the Company, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.
ERISA. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
Required Affirmative Vote
     Provided a quorum is present at the meeting, the affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present in person or represented by proxy shall be required to approve the amendment to the Plan.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE PLAN.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since the Company’s inception, has been appointed by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 2006, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during 2005 and 2004:

	2005	2004

Audit Fees (a)	$415,344	$367,315
Audit-related Fees (b)	$17,500	$66,000
Tax Fees (c)	$47,185	$107,605
All Other Fees (d)	$2,957	$2,707

Total	$482,986	$543,627

(a)	Audit Fees

Fees and expenses paid to Ernst & Young LLP for the audit of internal control over financial reporting and of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.

(b)	Audit-Related Fees

Fees and expenses paid to Ernst & Young LLP for consultation on internal control matters, benefit plans and other special audits.

(c)	Tax Fees

Fees and expenses paid to Ernst & Young LLP for tax compliance, tax planning, and tax advice.

(d)	All Other Fees

Consists of fees for annual access to Ernst & Young LLP online accounting research database.
The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.
The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
STOCKHOLDER PROPOSALS AND OTHER MATTERS
It is contemplated that the 2007 annual meeting of Stockholders of the Company will take place during the first half of May 2007. Stockholder proposals for inclusion in the Company’s proxy materials for the 2007 annual meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after this proxy statement is first distributed to stockholders; provided, that if the 2007 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2005, all of its directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.
ANNUAL REPORT
The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2005 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.
OTHER BUSINESS
At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2006 Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Frank J. Bilban,
Vice President — Finance, Treasurer and Secretary

ANNEX A
ENCORE WIRE COPORATION
1999 Stock Option Plan
     Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected Employees of the Company and its Affiliates and giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.
     Section 2. Definitions. As used herein the following terms have the following meanings:
     (a) “Affiliate” means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code. (A corporation includes any business entity that elects to be classified as an association for federal tax purposes or that otherwise is a corporation for federal tax purposes.)
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means the Compensation Committee of the Board, each member of which shall be a ‘non-employee director’ within the meaning of Rule 16B-3 under the Securities Exchange Act of 1934, as amended, and an ‘outside director’ within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code.
     (e) “Common Stock” means the $.01 par value Common Stock of the Company.
     (f) “Company” means Encore Wire Corporation, a Delaware corporation.
     (g) “Employee” means any regular salaried officer or employee of the Company or an Affiliate, including such officers or employees who are also members of the Board.
     (h) “Fair Market Value” means the closing sales price of the Common Stock on the date in question (or if there is no reported sale on such date, then on the last preceding date on which a report of sale occurred) as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or on any national securities exchange on which the Common Stock is then traded; or if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ (or any similar system), “Fair Market Value” shall mean the average of the closing high bid and low ask prices of the Common Stock on such system on the date in question.
     (i) “Options” means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.
     (j) “Optionee” means an Employee who has been granted an Option under the Plan.
     (k) “Plan” means this Encore Wire Corporation 1999 Stock Option Plan, as amended February 20, 2006.
     Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 1,200,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Employee during a calendar year is 100,000.

     Section 4. Administration of the Plan.
     (a) The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board. The Board shall have the sole continuing authority to appoint members of the Committee, both in substitution for members previously appointed and to fill vacancies.
     (b) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan, including the authority to place restrictions on the shares of Common Stock to be purchased pursuant to an Option, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company’s business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.
     (c) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant options to Employees under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees under the Plan and the form of option agreements evidencing Options granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that the Board shall not grant any Option to any officer (as defined in Rule 16B-3) of the Company or to any Employee who is also a member of the Board or to any “covered employee” within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such Option.
     (d) No member of the Committee shall be eligible to receive an Option.
     Section 5. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an incentive stock option intended to qualify under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, which of an optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.
     Section 6. Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash, or if to the extent provided for under the option agreement for such Option, in cash and or by delivery of shares of Common Stock already owned by the Optionee, held for at least six months free of any restriction, and having an aggregate Fair Market Value equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.
     Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the Optionee’s employment with the Company or an Affiliate for any reason other than death or disability, or (ii) the expiration of one year from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of death or disability. Anything herein to the contrary notwithstanding the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon Optionee’s termination of employment with the Company or an Affiliate by reason of such Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.
     Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.
     Section 9. Termination of Employment. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.
     Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the maximum number of shares as to which an Option or Options may be granted to any one Optionee during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.
     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
     Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the plan prior thereto, the Plan shall terminate at the expiration of ten years from June 28, 1999, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) to increase the total number of shares of Common Stock for which options may be granted under the Plan (other than as provided in Section 10 hereof), (iii) to increase the maximum number of shares of Common Stock for which options may be granted under the Plan (other than as provided in Section 10 hereof) to any one Employee during a calendar year, (iv) to extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (v) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof), or (vi) to materially modify the requirements as to eligibility for participation in the Plan.
     No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

     Section 12. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.
     Section 13. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the unanimous written consent of the holders of the shares of Common Stock in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.
     Section 14. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.
February 20, 2006

ENCORE WIRE CORPORATION	Annual Meeting	Continued from other side
May 2, 2006

P

R

O

X

Y
     The undersigned hereby appoints DANIEL L. JONES and FRANK J. BILBAN, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ENCORE WIRE CORPORATION (the “Company”) held of record by the undersigned on March 3, 2006, at the annual meeting of stockholders to be held on May 2, 2006 or any adjournment thereof.

Please mark boxes in blue or black ink.	FOR all nominees listed below (except as marked to the contrary below)
1. ELECTION OF DIRECTORS	WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

	Daniel L. Jones	William R. Thomas	Joseph M. Brito
Donald E. Courtney	Thomas L. Cunningham	John H. Wilson	Scott D. Weaver
2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN

FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006:

FOR	AGAINST	ABSTAIN
3.	The above-named attorney and proxy (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

ENCORE WIRE CORPORATION	Annual Meeting
May 2, 2006
This proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management’s nominees for election as directors and FOR each of the other proposals set forth above.

Date: , 2006

Signature

Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.